                                                                    EXHIBIT 99.2
                                                                    ------------


                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------


To the Board of Directors of
   Hewlett-Packard Company


We have audited the accompanying statement of tangible assets sold and liabilities assumed of the Hewlett-Packard Company ("HP") Radio Frequency Power Amplifier Product Line (the "Product Line") as of October 9, 1998, and the related statement of revenues and direct expenses for each of the three years in the period ended October 31, 1997. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these historical statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in these statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements.
We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statements were prepared for inclusion in the Securities and Exchange Commission Current Report on Form 8-K of Powerwave Technologies, Inc. as described in Note 2 and are not intended to be a complete presentation of the Product Line's financial position and results of operations.

In our opinion the statements referred to above present fairly, in all material respects, the tangible assets sold and liabilities assumed as described in Note 2 as of October 9, 1998, and the revenues and direct expenses as described in
Note 2 for each of the three years in the period ended October 31, 1997, of the Product Line in conformity with generally accepted accounting principles.



PricewaterhouseCoopers LLP

San Jose, California
December 21, 1998

      HEWLETT-PACKARD COMPANY RADIO FREQUENCY POWER AMPLIFIER PRODUCT LINE
           STATEMENT OF TANGIBLE ASSETS SOLD AND LIABILITIES ASSUMED
                                 (In thousands)

                                                October 9,
                                                  1998
                                                ---------
Tangible assets sold:
 Inventories:
  Raw Materials                                  $  9,781
  Work in progress                                  3,565
  Finished goods                                    5,293
                                                 --------
                                                   18,639
                                                 --------

Property, plant and equipment
  Land and building                                 7,587
  Machinery and equipment                          10,571
                                                 --------
                                                   18,158
  Less:  Accumulated depreciation                 (12,037)
                                                 --------

                                                    6,121
                                                 --------

    Total tangible assets sold                   $ 24,760
                                                 ========

Liabilities assumed:
 Accrued warranties                              $  3,500
 Other                                                116
                                                 --------

    Total liabilities assumed                    $  3,616
                                                 ========


                            See accompanying Notes.

      HEWLETT-PACKARD COMPANY RADIO FREQUENCY POWER AMPLIFIER PRODUCT LINE
                   STATEMENT OF REVENUES AND DIRECT EXPENSES
                                 (In thousands)


                                            For the Nine Months             For the Year Ended
                                               Ended July 31,                   October 31,
                                             1998         1997         1997        1996        1995
                                          ----------   ----------   ----------  ----------  ----------
                                                 (unaudited)

Net Revenues                                 $65,093      $45,243      $67,200     $45,210     $40,078
Cost of goods sold                            58,935       37,338       54,244      40,945      32,700
                                             -------      -------      -------     -------     -------

                                               6,158        7,905       12,956       4,265       7,378
Direct expenses:
Research and development                       3,498        2,853        4,418       4,073       3,978
Selling, general and administrative            6,392        6,022        8,150       6,026       4,981
                                             -------      -------      -------     -------     -------

Excess (deficiency) of revenues over
 direct expenses                             $(3,732)     $  (970)     $   388     $(5,834)    $(1,581)
                                             =======      =======      =======     =======     =======


                            See accompanying Notes.

      HEWLETT-PACKARD COMPANY RADIO FREQUENCY POWER AMPLIFIER PRODUCT LINE NOTES TO STATEMENT OF TANGIBLE ASSETS SOLD AND LIABILITIES ASSUMED AND
                   STATEMENT OF REVENUES AND DIRECT EXPENSES
                                 (In thousands)

1.  Description of Business

    The Radio Frequency Power Amplifier Product Line (the "Product Line"), of Hewlett-Packard Company ("HP"), is engaged in manufacturing, marketing, and distributing radio frequency power amplifiers.

2.  Basis of Presentation

    On October 9, 1998, HP sold to Powerwave Technologies, Inc. ("Powerwave" or the "Company") certain tangible assets and the buyer assumed certain liabilities of the Product Line in accordance with the Amended and Restated Asset Purchase Agreement between HP and Powerwave dated October 9, 1998 (the "Purchase Agreement").

    The accompanying statements of tangible assets sold and liabilities assumed as of October 9, 1998, and of revenues and direct expenses for the nine months ended July 31, 1998 and 1997 (unaudited) and the three years ended October 31, 1997, 1996 and 1995 have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of Powerwave).

    The statement of tangible assets sold and liabilities assumed includes the amounts of certain tangible assets and liabilities of the Product Line at October 9, 1998. Tangible assets sold include inventories and property, plant and equipment as specifically identified in the Purchase Agreement. The property, plant and equipment include the manufacturing facility and equipment for research and development, manufacturing and testing of power amplifiers. Liabilities assumed include the Product Line's warranty obligations (except for two specific claims, of which Powerwave's assumption is limited to $2.5 million), and certain other operating liabilities, as specifically identified in the Purchase Agreement.

    The statement of revenues and direct expenses includes direct expenses of the Product Line for research and design, manufacturing, marketing, distribution, and administration as well as allocations of costs incurred by HP primarily for selling, administration and management services that are directly attributed to the operations of the Product Line. Corporate overhead, interest expense and income tax incurred by HP have been excluded from the statement of revenues and direct expenses. These statements do not purport to represent all the costs and expenses associated with a stand-alone separate company, or the costs which may be incurred by an unaffiliated company to achieve similar results. Complete financial statements, including historical balance sheets, were not prepared as HP did not maintain the Product Line as a separate business unit and has not segregated indirect operating cost information or certain assets and liabilities in the Product Line's accounting records.

    The statement of revenues and direct expenses for the nine months ended July 31, 1998 and 1997 are unaudited; however, in the opinion of HP and the Product Line's management these statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of these statements.

3.  Summary of Significant Policies

    Use of estimates

    The preparation of financial statements in accordance with generally accepted accounting policies requires management to make estimates and assumptions that affect the amounts reported in the Product Line's financial statements and accompanying notes. Actual results could differ from those estimates.

      HEWLETT-PACKARD COMPANY RADIO FREQUENCY POWER AMPLIFIER PRODUCT LINE NOTES TO STATEMENT OF TANGIBLE ASSETS SOLD AND LIABILITIES ASSUMED AND
            STATEMENT OF REVENUES AND DIRECT EXPENSES - (Continued)
                                 (In thousands)

  Revenue recognition

  Revenue from product line sales is recognized at the time the product is shipped with provisions established for the estimated cost that may be incurred for product warranties.

  The Product Line sells radio frequency power amplifier products to domestic and international telecommunication customers. During the year ended October 31, 1997, 1996 and 1995, revenues from international customers approximated 34%, 13% and 17% of the Product Line's total revenues, respectively.

  The following table is a summary of significant customers comprising greater than 10% of revenues:


                         For the Year Ended
                             October 31,
                 1997           1996           1995
                     (percent of total revenues)

  Company A        58%            34%            17%
  Company B         -             27%            38%
  Company C         -              -             12%
  Company D         -             27%            25%
  Company E        14%             -              -

  Inventories

  Inventories are valued at standard costs that approximate actual costs computed on a first-in, first-out basis, not in excess of market values.

  Property, plant and equipment

  Property, plant and equipment are stated at cost. Additions, improvements and major renewals are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation is provided using accelerated methods, principally over 10 to 18 years for buildings and improvements and 3 to 10 years for machinery and equipment. Depreciation expense amounted to $1,934 (unaudited), $1,662 (unaudited), $2,409, $2,232 and $1,654 during the nine months ended July 31, 1998 and 1997 and the year ended October 31, 1997, 1996 and 1995, respectively.

  Research and development

  Research and development costs are charged to operations in the period incurred. The Product Line has entered into third party research and development arrangements, which have partially funded certain research and development projects. Amounts funded are offset against direct research and development expense. During the nine months ended July 31, 1998 and 1997 and the year ended October 31, 1997, 1996 and 1995, amounts funded under such arrangements aggregated $746 (unaudited), $1,119 (unaudited), $1,176, $329 and $41, respectively.

  Foreign currency translations

  HP and the Product Line use the U.S. dollar as its functional currency. Foreign currency assets and liabilities are remeasured into U.S. dollars at end-of-period exchange rates except for inventories and property, plant and equipment, which are remeasured at historical exchange rates.

      HEWLETT-PACKARD COMPANY RADIO FREQUENCY POWER AMPLIFIER PRODUCT LINE NOTES TO STATEMENT OF TANGIBLE ASSETS SOLD AND LIABILITIES ASSUMED AND
            STATEMENT OF REVENUES AND DIRECT EXPENSES - (Continued)
                                 (In thousands)

  Company Allocations

  Allocated costs directly related to operations of the Product Line primarily include field selling costs and certain management and administrative costs. Such costs are allocated on a basis considered reasonable by management as discussed below.

  Research and development costs

  Research and development costs of $306 (unaudited), $421 (unaudited), $561, $204 and $142, were allocated to the Product Line during the nine months ended July 31, 1998 and 1997 and the year ended October 31, 1997, 1996 and 1995, respectively. These costs include research and development support costs and are allocated based on relative usage.

  Field selling costs

  Field selling costs of $4,430 (unaudited), $3,925 (unaudited), $5,225, $4,392 and $3,438 were allocated to the Product Line during the nine months ended July 31, 1998 and 1997 and the year ended October 31, 1997, 1996 and 1995, respectively. These costs include salaries and benefits, travel, facilities and other expenses associated with HP's sales force and are allocated based on sales volume.

  Administrative and management costs

  Administrative and management costs of $986 (unaudited), $1,098 (unaudited), $1,464, $895 and $735 were allocated to the Product Line during the nine months ended July 31, 1998 and 1997 and the year ended October 31, 1997, 1996 and 1995, respectively. These costs include certain marketing, management and administrative services and information technology and are allocated based on relative usage.